                            LIST OF SUBSIDIARIES OF
                            COMPASS BANCSHARES, INC.


Name of Subsidiary                        Place of Incorporation
- ------------------                        ----------------------
Compass Bank                              Alabama

Compass Bancshares Insurance, Inc.        Alabama

Compass Brokerage, Inc.                   Alabama

Compass Mortgage Corporation              Delaware

Compass Capital Markets, Inc.             Alabama

Compass Multistate Services               Alabama

Corporation

Compass Fiduciary Services, Ltd., Inc.    Alabama

Compass Financial Corporation             Alabama

Central Bank of the South                 Alabama

Compass Securities, Inc.                  Alabama

Central Land Holding Corporation          Alabama

Compass Investments, Inc.                 Alabama

Compass Underwriters, Inc.                Alabama

Compass Bank, N.A.                        United States

Compass Bank                              United States

Compass Banks of Texas, Inc.              Delaware

Compass Bancorporation of Texas, Inc.     Delaware

Compass Bank - Dallas                     Texas

River Oaks Trust Company                  Texas

Compass Texas Management, Inc.            Texas

River Oaks Trust Corporation              Texas

Compass Bank - Houston                    Texas

River Oaks Bank Building, Inc.            Texas

River Oaks Securities, Inc.               Texas

Peoples Bancshares, Inc.                  Texas

P.I. Holdings No. 1, Inc.                 Texas

P.I. Console, Inc.                        Texas

P.I. Holdings No. 2, Inc.                 Texas

Compass Bank - San Antonio                Texas

Compass Bank-Central Texas                Texas